SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TIB FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

1	Set forth the amount on which the filing fee is calculated and state how it was determined:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TIB FINANCIAL CORP.

August     , 2009

Dear Shareholder:

It is a pleasure to invite you to attend a Special Meeting of Shareholders of TIB Financial Corp. The meeting will be held at the Key Largo Marriott Bay Resort, Marriott Convention Center, located at 103800 Overseas Highway, Key Largo, Florida 33037, on Wednesday, September 23, 2009, at 10:00 a.m. local time.

At the meeting, you will be asked to consider and vote upon an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 shares. The principal purposes of increasing the authorized shares of common stock are to ensure that we have sufficient authorized and unissued shares available to complete our proposed public offering of common stock and provide additional authorized and unissued shares for future purposes. You will also be asked to consider and vote upon a proposal to adjourn the meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the meeting to approve the amendment. In addition, shareholders will consider and vote upon such other or further business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card and vote your shares by telephone, Internet or by dating, signing and returning the enclosed proxy card(s) as soon as possible. Each card represents a separate number of votes. Postage paid envelopes are provided for your convenience. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting process of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive.

The directors, management and staff thank you for your continued support and interest in TIB Financial Corp.

Very truly yours,

Richard C. Bricker, Jr.	Thomas J. Longe
Chairman	Vice Chairman, Chief Executive Officer and
President

TIB FINANCIAL CORP.

the bank holding company for

TIB Bank, The Bank of Venice and Naples Capital Advisors, Inc.

599 9th Street North, Suite 101

Naples, Florida 34102-5624

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 23, 2009

To:	The Shareholders of TIB Financial Corp.

A Special Meeting of Shareholders (the “Special Meeting”) of TIB Financial Corp. (the “Company”) will be held at the Key Largo Marriott Bay Resort, Marriott Convention Center, located at 103800 Overseas Highway, Key Largo, Florida 33037, on Wednesday, September 23, 2009, at 10:00 a.m. for the purpose of acting upon the following matters:

1.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 shares.

2.	To grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal 1.

3.	To consider such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors has set August 21, 2009, as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Important Notice regarding the availability of Proxy materials for the Shareholders’ meeting to be held on September 23, 2009.

A copy of this Proxy Statement, as well as TIB Financial Corp.’s Proxy Statement for the 2009 Annual Meeting of Shareholders, recently filed registration statement on Form S-1 and Annual Report on Form 10-K are also available to shareholders via the Internet at https://materials.proxyvote.com/872449.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT. EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

August , 2009	By Order of the Board of Directors

Richard C. Bricker, Jr.	Thomas J. Longe
Chairman	Vice Chairman, Chief Executive Officer and
President

TIB FINANCIAL CORP.

the bank holding company for

TIB Bank, The Bank of Venice and Naples Capital Advisors, Inc.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 23, 2009

PROXY SOLICITATION AND VOTING

General

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of TIB Financial Corp. (“we,” “our,” or the “Company”) for use at a Special Meeting of Shareholders (the “Special Meeting”).

The enclosed proxy is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have the holder’s shares voted by proxy, even if the holder attends the Special Meeting. Any proxy may be revoked by the person giving it at any time before its exercise, by notice to our Secretary, by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person. All properly executed proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the directions given in the proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock, for the proposal to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting to approve the amendment to the Restated Articles of Incorporation, and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Special Meeting.

This proxy statement and the enclosed proxy are being mailed to our shareholders on or about August     , 2009.

We are a bank holding company organized in February 1996 under the laws of the State of Florida. Our operating subsidiaries consist of TIB Bank (which commenced its commercial banking operations in Islamorada, Florida in 1974), The Bank of Venice (which commenced its commercial banking operations in Venice, Florida in 2003), and Naples Capital Advisors, Inc. (which commenced its investment advisory services in Naples, Florida in 2007).

Record Date and Outstanding Shares

Our Board of Directors has set August 21, 2009, as the record date for the Special Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting. As of the record date, there were 14,747,171 shares of our common stock outstanding.

Quorum and Voting Rights

A quorum for the Special Meeting consists of the holders of the majority of our outstanding shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Special Meeting.

Each share of our common stock is entitled to one vote on each matter to come before the Special Meeting. If a quorum is present, the approval of the amendment to the Restated Articles of Incorporation to increase the authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares of our common stock, and the proposal to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting requires the affirmative vote of a majority of the votes cast at the Special Meeting. As to the proposal to grant the proxy holders discretionary authority to adjourn the Special Meeting, neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Solicitation of Proxies

In addition to this solicitation by mail, our officers and employees and those of TIB Bank, without additional compensation, may solicit proxies in favor of the proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our common stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Special Meeting will be borne by us.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record. Instructions on how to access and review the Proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to shareholders of record.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 40,000,000 TO 100,000,000 SHARES

On August 21, 2009, the Company’s Board of Directors unanimously approved a resolution recommending that Article IV of its Restated Articles of Incorporation be amended to increase the number of shares of our authorized Common Stock to 100,000,000 shares from 40,000,000 shares, subject to the approval of the Company’s shareholders. We refer to this proposal as the “Common Stock Proposal.” No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remain at five million shares.

The Common Stock Proposal

The Common Stock Proposal would amend Section A of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows with respect to total shares authorized and to increase the total shares of Common Stock authorized:

A.	Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)	Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 100,000,000 with a par value of $0.10 per share.

(2)	Preferred Stock. The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 5,000,000 with no par value.

Reasons for the Common Stock Proposal

The reasons for the increase in the authorized shares of common stock are to facilitate the Company’s ability to raise additional capital and for other corporate purposes. TIB Bank is subject to capital-based regulatory requirements which place depository institutions in one of the following five categories based upon their capital levels and other supervisory criteria: (i) well capitalized; (ii) adequately capitalized; (iii) under capitalized; (iv) significantly under capitalized; and (v) critically under capitalized. To be well-capitalized, a bank must have a Tier 1 leverage capital ratio of at least 5% and a total risk-based capital ratio of at least 10%. At June 30, 2009, TIB Bank’s Tier 1 leverage capital ratio was 6.5% and its total risk-based capital ratio was 10.0%, and the Bank was well-capitalized for regulatory purposes. On July 2, 2009, TIB Bank entered into a memorandum of understanding, which is an informal agreement with the bank regulatory agencies, in which it agreed to move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as the memorandum is in effect. As a part of the Company’s efforts to increase the capital of TIB Bank, the Company has filed a registration statement with the Securities and Exchange Commission for the possible sale of 40,250,000 shares of common stock. The Company intends to contribute $30 million of the net proceeds it receives from this offering to TIB Bank to provide it with additional capital, and any remaining proceeds will be used to further support the capital of TIB Bank as necessary and for general corporate purposes. The proposed amendment would increase the number of authorized shares of common stock by 60 million shares. The Board of Directors has determined that the Common Stock Proposal is desirable and in the shareholders’ best interest, since it would provide us additional flexibility by increasing the authorized number of shares of common stock available for issuance from time to time for corporate purposes, including raising additional capital, acquisitions of other companies or their assets, and other distributions. An increase in the amount of authorized shares is necessary to ensure that the Company has an adequate amount of authorized and unissued shares to complete the possible sale of shares of common stock in its registered offering.

Effect of the Common Stock Proposal

Adoption of the Common Stock Proposal would not affect the rights of the holders of currently outstanding common stock. If additional authorized shares of common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

The Common Stock Proposal, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock available for foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of June 30, 2009	Upon Effectiveness of Amendment
Shares of Common Stock Authorized	40,000,000	100,000,000
Shares of Common Stock Outstanding	14,747,870	14,747,870
Shares of Common Stock Reserved for Issuance*	3,015,774	3,015,774
Shares of Common Stock Available for Future Issuance*	22,236,356	82,236,356

*	The number of shares of Common Stock reserved for issuance reflects 659,127 shares of common stock subject to outstanding options and 2,356,647 shares of common stock subject to outstanding stock purchase warrants at June 30, 2009.

The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the Company’s existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

This Proposal requires approval by the affirmative vote of no less than a majority of outstanding shares of Common Stock entitled to vote.

The Board of Directors unanimously recommends a vote “FOR” Proposal One.

PROPOSAL TWO

ADJOURNMENT OF THE SPECIAL MEETING

Proposal Two would give the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days if there are not sufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal One. If the Company desires to adjourn the Special Meeting, the presiding officer of the Special Meeting will request a motion that the Special Meeting be adjourned for up to 120 days with respect to Proposal One (provided that a quorum is present at the Special Meeting), and no vote will be taken on Proposal One at the originally scheduled Special Meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for Proposal One.

Approval of this Proposal will allow the Company, to the extent that shares voted by proxy are required to approve a proposal to adjourn the Special Meeting, to solicit additional proxies to determine whether sufficient shares will be voted in favor of or against Proposal One. If the Company is unable to adjourn the Special Meeting to solicit additional proxies, Proposal One may fail, not because shareholders voted against the Proposal, but rather because there was not sufficient shares represented at the Special Meeting to approve Proposal One. The Company has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

This Proposal requires approval by the affirmative vote of a majority of votes cast at the Special Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal Two.

BENEFICIAL OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table presents information regarding beneficial ownership of our common stock as of June 30, 2009 by:

•	Each person known by us to own more than 5% of our voting common stock;

•	Each of our directors;

•	Each of our executive officers; and

•	All of our executive officers and directors as a group.

Name	Beneficial ownership(1)
	Number of shares	Percentage ownership(2)
5% Shareholders
W. Kenneth Meeks(3)	930,991	6.2%
P.O. Box 209
Islamorada, FL 33036

Banc Fund VI, L.P.(4)	810,045	5.4%
Banc Fund VII, L.P.
Banc Fund VIII, L.P.
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

Directors and Executive Officers
Bradley A. Boaz(5)	1,286	*
Richard C. Bricker, Jr., CPA(6)	28,372	*
Michael D. Carrigan(7)	47,435	*
Stephen J. Gilhooly(8)	20,632	*
Howard B. Gutman(9)	169,457	1.1%
Paul O. Jones, Jr., M.D.(10)	25,854	*
Thomas J. Longe(11)	98,244	*
Michael H. Morris(12)	21,029	*
John G. Parks, Jr., CPA(13)	37,008	*
Marvin F. Schindler(14)	59,664	*
Alma R. Shuckhart(15)	68,951	*
Otis T. Wallace(16)	54,549	*
All directors and executive officers as a group (12 persons)	632,481	4.2%

*	Percent share ownership is less than 1% of total shares outstanding.

(1)

Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Information relating to beneficial ownership of the shares is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” with respect to such security. A person may be deemed to be the “beneficial owner” of a security if that person also has the right to acquire beneficial ownership of such security within 60 days. Under the “beneficial ownership” rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)

Based on 14,747,870 shares outstanding as of June 30, 2009 plus 201,300 shares not outstanding but which are subject to granted but unexercised options providing the holders the right to acquire shares within 60 days through the exercise of the options.

(3)	Includes (a) 312,311 shares held jointly with his spouse, (b) 33,418 shares held by his spouse and her IRA and (c) 13,086 shares held by his IRA.

(4)	Based on information set forth in a Schedule 13G/A dated February 13, 2009.

(5)	Includes 1,286 unvested restricted shares as to which he exercises voting control.

(6)

Includes (a) 630 shares held in his IRA account, (b) 10,510 shares representing exercisable options and (c) 5,605 unvested restricted shares as to which he exercises voting control. Of the total hereon, 6,801 are pledged as security.

(7)

Includes (a) 4,202 shares held jointly with his spouse, (b) 4,202 shares held by his IRA, (c) 27,751 shares representing exercisable options and (d) 6,751 unvested restricted shares as to which he exercises voting control.

(8)	Includes 18,532 shares representing exercisable options and 2,100 shares held by his IRA.

(9)

Includes (a) 19,270 shares and 18,767 shares representing exercisable warrants held jointly with spouse, (b) 2,100 shares held in his IRA account, (c) 2,801 unvested restricted shares as to which he exercises voting control and (d) 62,559 shares and 62,559 shares representing exercisable warrants held by Premier Insurance, LLC. He is sole shareholder of HBG Insurance, Inc., a member of Premier Insurance, LLC and is the Managing Member of Premier Insurance. He disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(10)

Includes (a) 6,291 shares to which he shares beneficial ownership with his spouse, (b) 9,174 shares representing exercisable options and (c) 5,602 unvested restricted shares as to which he exercises voting control.

(11)

Includes (a) 3,572 shares in the Patrick J. Longe Revocable Trust, (b) 32,600 shares in the Patrick J. Longe Roth IRA, (c) 525 shares held by spouse in custody for Andrew T. Longe, (d) 9,815 shares held in his IRA, (e) 26,276 shares representing exercisable options and (f) 5,602 unvested restricted shares as to which he exercises voting control.

(12)

Includes (a) 3,518 shares fully vested in his individual ESOP account, (b) 9,340 shares fully vested in the Michael H. Morris Trust and (c) 8,171 unvested restricted shares as to which he exercises voting control.

(13)

Includes (a) 13,167 shares held jointly with his spouse, (b) 4,202 shares held in his spouse’s IRA, (c) 3,151 shares held in his IRA, (d) 1,262 shares representing exercisable options and (e) 7,003 unvested restricted shares as to which he exercises voting control.

(14)	Includes (a) 30,377 shares held jointly with his spouse, (b) 1,262 shares representing exercisable options and (c) 7,005 unvested restricted shares as to which he exercises voting control.

(15)

Includes (a) 30,393 shares held jointly with her spouse, (b) 12,180 shares fully vested in her individual ESOP account, (c) 22,579 shares representing exercisable options and (d) 2,039 unvested restricted shares as to which she exercises voting control.

(16)

Includes (a) 16,209 shares held jointly with his spouse, (b) 11,287 shares held in his spouse’s SEP IRA, (c) 3,890 shares representing exercisable options and (d) 7,003 unvested restricted shares as to which he exercises voting control.

SHAREHOLDER PROPOSALS

A shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to the Secretary of the Company no later than the close of business on December 31, 2009. This submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in the Company’s stock transfer records), the number of Company shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interests that the shareholder (or any affiliate or associate) may have in the proposal. Submissions must be in accordance with the procedures and include the information required by the Company’s bylaws.

OTHER MATTERS

At the time of the preparation of this proxy statement, we were not aware of any matters to be presented for action at the Special Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

TIB FINANCIAL CORP. 599 9TH STREET NORTH, SUITE 101 NAPLES, FL 34102-5624

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by TIB Financial Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TIB Financial Corp. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: TIB FINANCIAL CORP.

1.	For approval of an amendment to the Company’s Restated Articles of Incorporation as described in the accompanying proxy statement.

For	Against	Abstain
☐	☐	☐

2.	For approval to grant the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal One.

For	Against	Abstain
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such of the matters as may properly come before the Special Meeting.

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. Unless otherwise specified, this proxy will be voted for both of the above proposals and in the discretion of the persons named as proxies on all other matters which may properly come before the Special Meeting or any adjournments thereof.

IMPORTANT

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Note: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

This Proxy Statement, TIB Financial Corp.’s Proxy Statement for the 2009 Annual Meeting of

Shareholders and Annual Report on Form 10K are available at

https://materials.proxyvote.com/872449 (for information only).

PROXY

TIB FINANCIAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Richard C. Bricker, Jr. and Thomas J. Longe, and each or any of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of common stock of TIB Financial Corp. (the “Company”), held of record by the undersigned on August 21, 2009, at the Special Meeting of Shareholders (the “Special Meeting”) to be held on September 23, 2009, or any adjournments thereof.